WSFS Financial Corporation  838 Market Street, Wilmington, Delaware 18801      1



FOR IMMEDIATE RELEASE                                Contact:   Stephen A. Fowle

October 24, 2006                                                  (302) 571-6833


                  WSFS ANNOUNCES INCREASED 3Q '06 EPS OF $1.16

         WSFS Financial Corporation (NASDAQ/NMS: WSFS), the parent company of Wilmington Savings Fund Society, FSB, reported quarterly net income of $8.0 million, or $1.16 per diluted share, a 9% increase over 2005 on a per share basis. This compares to net income of $7.4 million, or $1.06 per share for the third quarter of 2005. Net income for the first nine months of 2006 was $22.8 million, or $3.31 per diluted share, a 16% increase over $2.85 per diluted share reported for the first nine months of 2005.

         Highlights for the third quarter of 2006 include:

          o    Return on equity of 16.0%

          o Increase in customer deposits of $142.0 million, or 12% over the third quarter of 2005

          o Strong growth in loans of $288.3 million, or 17% over the third quarter of 2005

          o Growth in noninterest income of 20%, or $1.7 million over the third quarter of 2005

          o Opening of a new branch office in Long Neck (Sussex County, Delaware), with work begun on an additional branch office and two branch renovations

          o Sale of $51.4 million in below-market yielding mortgage-backed securities as part of the Company's efforts to improve its earning asset mix and return on assets

         Results for the quarter were impacted by: (1) $1.8 million in unanticipated income related to the Bank's investment in bank-owned life insurance (BOLI), which improved EPS by $0.26.

                                     (More)

This benefit is non-taxable income to the Bank and reduced the effective tax rate of the Company from 35% in the third quarter of 2005 to 30% this quarter;
(2) $1.9 million loss on the sale of mortgage-backed securities (MBS) mentioned above, or $0.18 per share; and (3) $411,000, or $0.04 per share, of additional non-cash expense related to the 2005 refinance of the Company's trust preferred securities (discussed further in the "Net Interest Income" section).

         Marvin N. Schoenhals, Chairman and President of WSFS, said, "We are pleased with our continued franchise growth, as evidenced by our loan, deposit and earnings growth. Much of the success can be linked to our culture of engaged Associates who have created customer advocates for WSFS. A recent survey conducted by an internationally recognized company indicated that more than one-third of our customers rated WSFS a five out of a possible five on the statement `I can't imagine a world without WSFS.' "

         Third Quarter 2006 Financial Highlights

Net Interest Income

         Net interest income for the third quarter of 2006 was $19.1 million. This compares to $19.2 million reported for the same quarter in 2005 and $19.4 million reported for the second quarter of 2006. The net interest margin of 2.88% for the third quarter of 2006 declined 6 basis points from the second quarter of 2006. The net interest margin was negatively impacted by the previously mentioned non-cash charge related to trust preferred borrowings ($411,000). This amount is related to hedge accounting at the time of the refinance of the Company's trust preferred securities in 2005 and is in addition to the non-cash charge related to unamortized issuance costs recorded at that time. In addition, the net interest margin was favorably affected by $232,000 of additional income, when compared to the second quarter of 2006, relating to reverse mortgages.

                                     (More)

         The net interest margin continues to be negatively impacted by a flattening yield curve; growth in the Company's CashConnect (ATM) business (revenues related to cash outstanding for this business are recorded as fee income rather than interest income while the cost of funding these balances are charged to interest expense) and aggressive competition for deposits.

         "The Company took a significant step in its efforts to improve its asset and funding mix through the sale of more than $50 million in low yielding MBS late this quarter," said Stephen A. Fowle, Executive Vice President and Chief Financial Officer. "We look forward to the long-term margin, earnings and interest rate risk benefits from this ongoing balance-sheet realignment."

WSFS customer deposits increased 12% from the third quarter of 2005

         Total customer deposits (core deposits and customer time deposits) were $1.3 billion at September 30, 2006, an increase of $142.0 million, or 12%, over September 30, 2005 and increased $25.2 million, or 2% over June 30, 2006.

         The following table summarizes the current customer deposit balances and composition as compared to historical periods.

                                           At                   At                   At
   (Dollars in thousands)             Sep. 30, 2006        Jun. 30, 2006        Sep. 30, 2005
                                      -------------        -------------        -------------

                                       Amount     %         Amount     %          Amount    %
                                       ------    ---        ------    ---         ------   ---
Non-interest demand                $  263,363    20%    $  289,054    23%     $  266,598   23%
Interest bearing demand               127,861    10        126,430    10         122,870   11
Savings                               238,978    19        244,843    19         257,082   22
Money market                          235,210    18        218,719    17         212,794   19
                                   ----------   ---     ----------   ---      ----------  ---
  Total core deposits                 865,412    67        879,046    69         859,344   75
Customer time                         427,025    33        388,209    31         291,053   25
                                   ----------   ---     ----------   ---      ----------  ---
  Total customer deposits          $1,292,437   100%    $1,267,255   100%     $1,150,397  100%


         As with  much  of the  industry,  the  change  in the  mix of  deposits
continues   to  be  affected  by  consumer   preference   for  higher   yielding
non-transaction accounts.

                                     (More)

         Marvin N. Schoenhals, Chairman and President of WSFS, said, "Our success in growing deposits was acknowledged by an article in the Wilmington, Delaware News Journal on October 16, 2006, which reported that `among the five largest retail banks in Delaware, WSFS saw its deposits grow fastest, rising 23 percent to $1.6 billion.' "

Loan growth increased 17% from the third quarter of 2005

         Net loans were $2.0 billion at September 30, 2006, an increase of $288.3 million, or 17%, over September 30, 2005 and increased $16.6 million, or 1% over June 30, 2006. Growth in comparison to the second quarter of 2006 was limited as a result of seasonality combined with a higher than normal amount of loan sales. During the quarter the Company sold mortgage loans that exceeded the average of the previous three quarters by $8.5 million. In addition, the Company securitized $3.0 million in mortgage loans during the third quarter as part of its efforts to improve its earning asset mix and return on assets.

         The  following   table   summarizes   the  current  loan  balances  and
composition as well as recent changes in balances and composition.

                                           At                   At                   At
   (Dollars in thousands)             Sep. 30, 2006        Jun. 30, 2006        Sep. 30, 2005
                                      -------------        -------------        -------------

                                       Amount     %         Amount     %          Amount    %
                                       ------    ---        ------    ---         ------   ---

Commercial and CRE                 $1,264,246    64%    $1,241,228    63%     $1,053,168   62%
Residential                           484,105    24        495,715    25         439,975   26
Consumer                              265,378    13        260,143    13         230,424   13
Allowance for loan losses             (26,747)   (1)       (26,701)   (1)        (24,933)  (1)
                                   ----------   ---     ----------   ---      ----------  ---
Net Loans                          $1,986,982   100%    $1,970,385   100%     $1,698,634  100%


Asset Quality remains excellent

         The Company recorded a provision for loan losses of $319,000 in the third quarter of 2006, compared to $225,000 in the same period last year and $695,000 for the prior quarter. The

                                     (More)
current provision exceeded the level of net charge-offs for the quarter. The lower level of provision for loan losses compared to the prior quarter reflects continued strength in asset quality ratios, a slower loan growth trend and a change in estimates used to calculate the appropriate provision. The Company considered proposed interagency guidance on the classification of commercial credit published in 2005 to change its estimates. The ratio of allowance for loan losses to total loans is 1.33%, compared to 1.34% at June 30, 2006.

         Asset quality statistics continue to remain strong. Nonperforming assets as a percentage of assets increased slightly to 0.18% at September 30, 2006, from 0.11% at June 30, 2006, and the 0.16% reported at September 30, 2005. Annualized net charge-offs in the third quarter of 2006 were 0.05% (0.03% of which were overdraft charge-offs) of average loans compared to annualized net charge-offs of 0.03% (0.02% of which were overdraft charge-offs) for the second quarter of 2006 and annualized net charge-offs of 0.05% for the third quarter of 2005. Prior to the second quarter of 2006 overdraft charge-offs were not included as part of the provision for loan losses.

  WSFS's Noninterest Income up 20% over 2005

         During the third quarter of 2006, the Company recorded noninterest income of $10.3 million, which was $1.7 million, or 20% greater than the third quarter of 2005 and $429,000, or 4% greater than the second quarter of 2006. In addition to the gain related to the BOLI and the loss on the sale of MBS mentioned earlier, the increase over the third quarter 2005 was mainly attributable to a $1.1 million increase in card and ATM income, and $303,000 in increased deposit service charges. This increase in card and ATM income was primarily due to increased volumes of cash in non-owned ATMs and higher rates earned on this cash. Increased deposit service charges were mainly due to an increase in deposit accounts resulting from the continued success of the Company's personal and business checking initiatives that began during the third quarter of 2004. During the third quarter of 2005 the Company reported a $609,000 loss on the sale of lower yielding agency investments. Consistent with the year-over-year trend, the increase over the second quarter of 2006 was mainly attributable to $153,000 in increased deposit service charges and a $124,000 increase in card and ATM income.

                                     (More)

  Noninterest Expense increase reflects growth of franchise

         Noninterest expenses for the third quarter of 2006 totaled $17.6 million, which was $1.4 million, or 9% greater than the third quarter of 2005 and $655,000, or 4% greater than the second quarter of 2006. The increase over the third quarter of 2005 was primarily due to increases in compensation, equipment and data processing expenses, mainly the result of the Company's continued growth efforts (the number of full-time equivalent Associates increased from 512 in the third quarter of 2005 to 592 in the third quarter of
  2006). Additionally, the increase in salaries, benefits and other compensation also includes $301,000 (pre-tax), or $0.04 (after-tax) per share, of expenses related to stock options due to the implementation of FAS 123 (revised 2004), Share-Based Payment (FAS 123R), this year. The increase over the second quarter of 2006 was primarily due to increases in compensation and equipment expenses, mainly the result of the Company's continued growth efforts.

         The  Company  has  continued  its  aggressive   branch   expansion  and
  renovation initiatives in addition to its recently formed Wealth Management Division. These efforts are expected to continue in the future.

WSFS repurchases additional shares

         During the third quarter of 2006, the Company repurchased 19,400 shares of common stock at an average price of $60.39 per share. For the year the Company has repurchased 31,900 shares of common stock at an average price of $60.72 per share. At September 30, 2006, the Company had 618,100 shares remaining under its current share repurchase authorization, or 9.3% of its 6.7 million outstanding shares.

         The ratio of tangible equity to assets was 6.87% at September 30, 2006. The Tier 1 capital ratio was 12.21%, which is more than double the 6.00% level required to be considered "well-capitalized" under regulatory definitions. Tangible book value per share was $30.87 at September 30, 2006.

                                     (More)

         WSFS Financial Corporation is a $3.0 billion financial services company. At September 30, 2006, its principal subsidiary, Wilmington Savings Fund Society, FSB, operated 26 retail banking offices in all three counties in Delaware, as well as Chester and Delaware Counties in Pennsylvania. Other operating subsidiaries include: WSFS Investment Group, Inc., Montchanin Capital Management, Inc. and WSFS Reit, Inc. For more information, please visit the Bank's website at www.wsfsbank.com.
                  ----------------


                                      * * *
         Statements contained in this news release which are not historical facts, are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by WSFS Financial Corporation with the Securities and Exchange Commission from time to time. The Corporation does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Corporation.

                                      # # #


                                     (More)

WSFS FINANCIAL CORPORATION
FINANCIAL HIGHLIGHTS
STATEMENT OF OPERATIONS
(Dollars in thousands, except per share data)
(Unaudited)

                                                                  Three months ended                       Nine months ended
                                                     ----------------------------------------------   -----------------------------
                                                     September 30,      June 30,       September 30,  September 30,    September 30,
                                                         2006             2006            2005            2006            2005
                                                     --------------    ------------    ------------   --------------   ------------
Interest income:
Interest and fees on loans                              $   37,577      $   35,332      $   27,419       $  105,005     $   76,023
Interest on mortgage-backed securities                       7,186           7,471           6,445           21,989         18,763
Interest and dividends on investment securities                616             388             921            1,639          2,315
Other interest income                                          752             677             351            1,843          1,086
                                                        ----------      ----------      ----------       ----------     ----------
                                                            46,131          43,868          35,136          130,476         98,187
                                                        ----------      ----------      ----------       ----------     ----------
Interest expense:
Interest on deposits                                        11,392          10,113           5,674           29,682         14,423
Interest on Federal Home Loan Bank advances                 12,384          12,004           7,955           35,131         21,405
Interest on trust preferred borrowings                       1,736           1,106             954            3,859          3,633
Interest on other borrowings                                 1,499           1,259           1,338            3,995          3,620
                                                        ----------      ----------      ----------       ----------     ----------
                                                            27,011          24,482          15,921           72,667         43,081
                                                        ----------      ----------      ----------       ----------     ----------

Net interest income                                         19,120          19,386          19,215           57,809         55,106
Provision for loan losses                                      319             695             225            1,702          1,576
                                                        ----------      ----------      ----------       ----------     ----------

Net interest income after provision for loan losses         18,801          18,691          18,990           56,107         53,530
                                                        ----------      ----------      ----------       ----------     ----------
Noninterest income:
Credit/debit card and ATM income                             4,982           4,858           3,907           14,000         10,775
Deposit service charges                                      2,979           2,826           2,676            8,382          7,341
Bank owned life insurance income                             2,401             522             499            3,411          1,522
Investment advisory income                                     573             618             651            1,821          1,878
Loan fee income                                                458             413             516            1,292          1,511
Mortgage banking activities, net                               136              61             106              219            287
Securities losses                                           (1,940)            (41)           (609)          (1,981)          (609)
Other income                                                   720             623             838            2,083          2,449
                                                        ----------      ----------      ----------       ----------     ----------
                                                            10,309           9,880           8,584           29,227         25,154
                                                        ----------      ----------      ----------       ----------     ----------
Noninterest expenses:
Salaries, benefits and other compensation                   10,189           9,421           9,061           28,802         26,377
Occupancy expense                                            1,387           1,347           1,290            4,034          3,829
Equipment expense                                            1,162           1,075             950            3,219          2,887
Data processing and operations expense                         886             889             761            2,632          2,670
Marketing expense                                              676             728             689            2,017          2,042
Professional fees                                              587             505             610            1,349          1,661
Other operating expenses                                     2,700           2,967           2,789            8,708          7,257
                                                        ----------      ----------      ----------       ----------     ----------
                                                            17,587          16,932          16,150           50,761         46,723
                                                        ----------      ----------      ----------       ----------     ----------

Income before minority interest and taxes                   11,523          11,639          11,424           34,573         31,961
Less minority interest                                           9              15              48               40            122
                                                        ----------      ----------      ----------       ----------     ----------
Income before taxes                                         11,514          11,624          11,376           34,533         31,839
Income tax provision                                         3,511           4,126           3,969           11,691         11,076
                                                        ----------      ----------      ----------       ----------     ----------
Net income                                              $    8,003      $    7,498      $    7,407       $   22,842     $   20,763
                                                        ==========      ==========      ==========       ==========     ==========

Diluted earnings per share:
Net income                                              $     1.16      $     1.09      $     1.06       $     3.31     $     2.85
                                                        ==========      ==========      ==========       ==========     ==========

Weighted average shares outstanding for diluted EPS      6,915,021       6,905,922       7,005,994        6,904,071      7,275,858
---------------------------------------------------------------------------------------------------   -----------------------------

Performance Ratios (continuing operations only):

Return on average assets (a)                                  1.06 %          1.01 %          1.10 %           1.03 %         1.05 %
Return on average equity (a)                                 16.02           15.82           16.15            15.86          14.41
Net interest margin (a)(b)                                    2.88            2.94            3.22             2.95           3.16
Efficiency ratio (c)                                         59.19           57.31           57.51            57.77          57.61
Noninterest income as a percentage of total revenue (b)      34.70           33.44           30.57            33.26          31.02
---------------------------------------------------------------------------------------------------   -----------------------------

See "Notes"

                                                                               9
WSFS FINANCIAL CORPORATION
FINANCIAL HIGHLIGHTS (Continued)
SUMMARY STATEMENT OF CONDITION:
(Dollars in thousands)
(Unaudited)

                                                                     September 30,    June 30,  September 30,
                                                                         2006           2006        2005
                                                                      ----------   ----------   ----------
Summary Statement of Condition:

Assets:
Cash and due from banks                                               $   67,616   $   71,237   $   61,012
Cash in non-owned ATMs                                                   155,257      171,174      143,289
Investment securities (d)(e)                                              54,599       48,428       57,699
Other investments                                                         63,784       50,461       45,934
Mortgage-backed securities (d)                                           537,912      599,933      593,496
Net loans (f)(g)                                                       1,986,982    1,970,385    1,698,634
Loans held for sale (f)                                                      621        1,752        2,199
Bank owned life insurance                                                 57,604       55,203       53,713
Other assets                                                              75,327       68,057       55,305
                                                                      ----------   ----------   ----------
    Total assets                                                      $2,999,702   $3,036,630   $2,711,281
                                                                      ==========   ==========   ==========
Liabilities and Stockholders' Equity:
Noninterest-bearing deposits                                          $  263,363   $  289,054   $  266,598
Interest-bearing deposits                                              1,029,074      978,201      883,799
                                                                      ----------   ----------   ----------
    Total customer deposits                                            1,292,437    1,267,255    1,150,397
Other jumbo CDs                                                           84,352       73,946       44,433
Brokered CDs                                                             239,361      241,623      207,340
                                                                      ----------   ----------   ----------
    Total deposits                                                     1,616,150    1,582,824    1,402,170

Federal Home Loan Bank advances                                          956,755    1,051,458      917,882
Other borrowings                                                         188,960      183,764      191,755
Other liabilities                                                         29,407       27,151       25,903
                                                                      ----------   ----------   ----------

    Total liabilities                                                  2,791,272    2,845,197    2,537,710
                                                                      ----------   ----------   ----------

Minority interest                                                             47           69          200

Stockholders' equity                                                     208,383      191,364      173,371
                                                                      ----------   ----------   ----------

Total liabilities, minority interest and stockholders' equity         $2,999,702   $3,036,630   $2,711,281
                                                                      ==========   ==========   ==========

----------------------------------------------------------------------------------------------------------

Capital Ratios:

Equity to asset ratio                                                       6.95 %       6.30 %       6.39 %
Tangible equity to asset ratio                                              6.87         6.23         6.33
Core capital (h) (required: 4.00%; well-capitalized: 5.00%)                 8.96         8.53         8.69
Tier 1 Capital (h) (required: 4.00%; well-capitalized: 6.00%)              12.21        11.94        12.46
Risk-based capital (h) (required: 8.00%; well-capitalized: 10.00%)x        13.32        13.07        13.64

----------------------------------------------------------------------------------------------------------

Asset Quality Indicators (continuing operations only):

Nonperforming Assets:
Nonaccruing loans                                                     $    5,496   $    3,189   $    4,271
Assets acquired through foreclosure                                           17           61           89
                                                                      ----------   ----------   ----------
     Total nonperforming assets                                       $    5,513   $    3,250   $    4,360
                                                                      ==========   ==========   ==========

Past due loans (i)                                                    $      289   $      527   $      207

Allowance for loan losses                                             $   26,747   $   26,701   $   24,933

Ratio of nonperforming assets to total assets                               0.18 %       0.11 %       0.16 %
Ratio of allowance for loan losses to total gross
     loans (j)                                                              1.33         1.34         1.45
Ratio of allowance for loan losses to nonaccruing
     loans (k)                                                               477          826          556
Ratio of quarterly net (recoveries) charge-offs
     to average gross loans (a)(f)                                          0.05         0.03         0.05

----------------------------------------------------------------------------------------------------------

See "Notes"

                                                                              10
WSFS FINANCIAL CORPORATION
FINANCIAL HIGHLIGHTS (Continued)
AVERAGE BALANCE SHEET
(Dollars in thousands)
(Unaudited)

                                                                  Three months ended
                       ------------------------------------------------------------------------------------------------------------
                              September 30, 2006                     June 30, 2006                     September 30, 2005
                       -----------------------------       ---------------------------------    -----------------------------------
                         Average   Interest & Yield/         Average   Interest & Yield/          Average    Interest &  Yield/
                         Balance   Dividends  Rate (a)(b)    Balance   Dividends  Rate (a)(b)     Balance    Dividends   Rate (a)(b)
                       ----------  --------- ---------     ----------  ---------  ----------    ----------  ----------   ----------
Assets:
Interest-earning assets:
Loans: (f) (l)
  Commercial real
    estate loans      $   639,307   $ 13,537    8.47 %     $  638,645   $12,860      8.05 %    $  589,703   $10,450       7.09 %
  Residential
    real estate loans     491,223      6,798    5.54          484,000     6,621      5.47         430,871     5,587       5.19
  Commercial loans        601,763     12,294    8.18          573,853    11,146      7.88         451,532     7,554       6.79
  Consumer loans          262,600      4,938    7.46          257,930     4,687      7.29         221,706     3,787       6.78
                      -----------  ---------              -----------  --------                ----------   -------
     Total loans        1,994,893     37,567    7.59        1,954,428    35,314      7.28       1,693,812    27,378       6.53
Mortgage-backed
  securities (d)          593,589      7,186    4.84          617,553     7,471      4.84         576,779     6,445       4.47
Loans held-for-sale (f)     1,185         10    3.38            1,284        18      5.61           2,462        41       6.66
Investment
  securities (d)(e)        52,935        616    4.65           54,366       388      2.85         100,523       921       3.66
Other interest-earning
  assets                   55,668        752    5.36           52,402       677      5.18          48,155       351       2.89
                      -----------  ---------              -----------  --------                ----------   -------
     Total interest-
       earning assets   2,698,270     46,131    6.88        2,680,033    43,868      6.59       2,421,731    35,136       5.85
                                   ---------                           --------                             -------

Allowance for
  loan losses             (26,938)                            (26,397)                            (25,215)
Cash and due
  from banks               57,372                              55,424                              53,121
Cash in non-
  owned ATMs              158,396                             157,655                             138,543
Bank owned life
  insurance                55,414                              54,860                              53,389
Other noninterest-
  earning assets           63,607                              62,156                              54,602
                       ----------                          ----------                          ----------
     Total assets      $3,006,121                          $2,983,731                          $2,696,171
                       ==========                          ==========                          ==========

Liabilities and
  Stockholders'
  Equity:
Interest-bearing
  liabilities:
Interest bearing
  deposits:
   Interest-
     bearing demand    $  121,160    $   229    0.75       $  122,917   $   162      0.53       $ 116,518   $    71       0.24
   Money market           227,285      2,080    3.63          228,493     1,978      3.47         183,279     1,025       2.22
   Savings                241,823        667    1.09          239,474       444      0.74         268,880       265       0.39
   Customer time
     deposits             415,792      4,183    3.99          364,669     3,497      3.85         287,925     2,085       2.87
                       ----------    -------               ----------   -------                 ---------   -------
     Total interest-
       bearing
       customer
       deposits         1,006,060      7,159    2.82          955,553     6,081      2.55         856,602     3,446       1.60
   Other jumbo
     certificates
     of deposits           77,255      1,039    5.34           84,353     1,033      4.91          46,430       383       3.27
   Brokered
     certificates
     of deposit           238,983      3,194    5.30          245,213     2,999      4.91         206,331     1,845       3.55
                       ----------    -------               ----------   -------                 ---------   -------
     Total interest-
       bearing
       deposits         1,322,298     11,392    3.42        1,285,119    10,113      3.16       1,109,363     5,674       2.03

FHLB of Pittsburgh
  advances              1,002,001     12,384    4.84        1,037,132    12,004      4.58         894,331     7,955       3.48
Trust preferred
  borrowings               67,011      1,736   10.14           67,011     1,106      6.53          67,011       954       5.57
Other borrowed funds      123,377      1,499    4.86          113,190     1,259      4.45         166,268     1,338       3.22
                       ----------    -------               ----------   -------                 ---------   -------
     Total interest-
       bearing
       liabilities      2,514,687     27,011    4.30        2,502,452    24,482      3.91       2,236,973    15,921       2.85
                                     -------                            -------                             -------

Noninterest-bearing
  demand deposits         265,594                             269,060                             254,807
Other noninterest-
  bearing liabilities      25,970                              22,566                              20,691
Minority interest              68                                  65                                 201
Stockholders' equity      199,802                             189,588                             183,499
                       ----------                          ----------                          ----------
Total liabilities and
  stockholders equity  $3,006,121                          $2,983,731                          $2,696,171
                       ==========                          ==========                          ==========

Excess of interest-
  earning assets
  over interest-
  bearing
  liabilities          $  183,583                          $  177,581                          $  184,758
                       ==========                          ==========                          ==========

Net interest and
  dividend income                   $ 19,120                            $19,386                            $ 19,215
                                    ========                            =======                            ========

Interest rate spread                            2.58%                                2.68%                                3.00%
                                                ====                                 ====                                 ====

Net interest margin                             2.88%                                2.94%                                3.22%
                                                ====                                 ====                                 ====

See "Notes"

WSFS FINANCIAL CORPORATION
FINANCIAL HIGHLIGHTS (Continued)
(Dollars in thousands, except per share data)
(Unaudited)

                                                                           Three months ended                Nine months ended
                                                                 --------------------------------------- ---------------------------
                                                                 September 30,   June 30,  September 30, September 30, September 30,
                                                                     2006          2006        2005          2006          2005
                                                                 -------------   --------  ------------- ------------- -------------
Stock Information:

Market price of common stock:
    High                                                           $ 64.37        $ 64.65     $ 59.26        $ 64.65       $ 59.91
    Low                                                              58.08          58.24       54.01          58.08         49.80
    Close                                                            62.19          61.45       58.89          62.19         58.89
Book value per share                                                 31.22          28.77       26.80
Tangible book value per share                                        30.87          28.43       26.53
Number of shares outstanding (000s)                                  6,675          6,650       6,470
-----------------------------------------------------------------------------------------------------------------------

Other Financial Data:

One-year repricing gap to total assets (m)                           (1.18)%        (1.65)%     (0.86)%
Weighted average duration of the MBS portfolio                    3.0 years      3.3 years   3.0 years
Unrealized losses on securities available-for-sale, net of taxes   $(7,749)      $(16,502)    $(7,602)
Number of associates (FTEs)                                            592            554         512
Number of branch offices                                                26             25          24
Number of WSFS owned ATMs                                              316            318         270

-----------------------------------------------------------------------------------------------------------------------

     Notes:

(a)  Annualized.
(b)  Computed on a fully tax-equivalent basis.
(c) Noninterest expense divided by (tax-equivalent) net interest income and noninterest income.
(d)  Includes securities available-for-sale.
(e)  Includes reverse mortgages.
(f)  Net of unearned income.
(g)  Net of allowance for loan losses.
(h) Represents capital ratios of Wilmington Savings Fund Society, FSB and subsidiaries.
(i) Accruing loans which are contractually past due 90 days or more as to principal or interest.
(j)  Excludes loans held-for-sale.
(k)  Includes general reserves only.
(l)  Nonperforming loans are included in average balance computations.
(m) The difference between projected amounts of interest-sensitive assets and interest-sensitive liabilities repricing within one year divided by total assets, based on a current interest rate scenario.